March 5, 2008

Todd Daniels
Elecsys Corporation
846 N. Martway Ct.
Olathe, KS 66061

Mr. Daniels:

Bank Midwest has agreed to waive the Adjusted  Tangible Net Worth loan  covenant violation for the period ending January 31, 2008. The next loan covenant testing date will be April 30, 2008.

Please give me a call if you have any questions.

Sincerely,

/s/ Brian Bower
Brian Bower
Vice President - Commercial Lending